                                                                    EXHIBIT 2.1

                         BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT dated as of the 10th day of August, 1999.

BETWEEN:

               MED-EMERG INTERNATIONAL INC., a corporation incorporated under the laws of Ontario

               (hereinafter referred to as "MEII")

                                  - and -

               YFMC HEALTHCARE INC., a corporation continued under the laws of Ontario

               (hereinafter referred to as "YFMC")

                                  - and -

               DONALD WILSON

               (hereinafter referred to as "Wilson")

                                  - and -

               MARTIN SCULLION

               (hereinafter referred to as "Scullion")

               (Wilson and Scullion are hereinafter referred to as the "Principals")

                                  - and -

               977675 ONTARIO INC., a corporation incorporated under the laws of Ontario

               (hereinafter referred to as "977675")

                                  - and -

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                                    - 2 -


               PAGE RAYMOND & ASSOCIATES LTD., a corporation incorporated under the laws of Ontario

               (hereinafter referred to as "PRAL")

               (977675 and PRAL are hereinafter referred to as the "Principal Shareholders")


WITNESSES THAT:

     WHEREAS MEII intends to make an offer to purchase all of the issued and outstanding securities of YFMC in accordance with the provisions hereof;

     AND WHEREAS Wilson is an officer, director and principal shareholder of 977675;

     AND WHEREAS Scullion is an officer, director and principal shareholder of PRAL;

     AND WHEREAS the Principal Shareholders have agreed, subject to regulatory approval, to tender all of their securities of YFMC to MEII's offer in accordance with the provisions hereof;

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

                                  ARTICLE ONE
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 DEFINITIONS: In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

"AGREEMENT" means this Business Combination Agreement, including the schedules, annexes and exhibits hereto, as the same may be supplemented or amended from time to time and the expressions "Article", "Section", "subsection" and "Exhibit" followed by a number or letter means and refers to the specified Article, Section, subsection or Exhibit of this Agreement;

"ASC" means the Alberta Securities Commission;

"ASE" means The Alberta Stock Exchange;

"BSE" means the Boston Stock Exchange;

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                                    - 3 -


"BUSINESS DAY" means a day which is not a Saturday, Sunday or statutory holiday in the Province of Ontario;

"CHARTER DOCUMENTS" means articles and by-laws of a corporation;

"COMMISSIONS" means collectively, the securities commissions or similar securities regulatory authorities of the Provinces of Ontario, Quebec and Alberta;

"ITA" means the INCOME TAX ACT (Canada), as amended from time to time;

"INTERIM MEII FINANCIAL STATEMENTS" means the interim unaudited financial statements of MEII, together with the notes thereto, for the three months ended March 31, 1999;

"INTERIM YFMC FINANCIAL STATEMENTS" means the interim unaudited financial statements of YFMC, together with the notes thereto, for the three months ended March 31, 1999;

"LOCK-UP AGREEMENT" has the meaning ascribed thereto in Section 2.2;

"MATERIAL ADVERSE CHANGE" means any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liability that may arise through outstanding, pending or threatened litigation or otherwise), capitalization, financial condition, licences, permits, rights or privileges or prospects of a Person which could reasonably be expect to materially and adversely affect a Person;

"MATERIAL FACT", "MATERIAL CHANGE" and "MISREPRESENTATION" are used as defined under the SECURITIES ACT (Ontario);

"MEII ANNUAL REPORT" means the annual report of MEII for the financial year ended December 31, 1998;

"MEII ASSETS" means the assets, property and undertakings of MEII and its Subsidiaries;

"MEII FINANCIAL STATEMENTS" means the audited financial statements of MEII, together with the notes thereto, for the financial years ended December 31, 1997 and December 31, 1998;

"MEII PRESS RELEASES" means press releases of MEII issued since December 31, 1997;

"MEII SECURITIES" means MEII Shares, Series A Warrants and Series B Warrants;

"MEII SHARES" means the common shares of MEII, as the same are constituted on the date hereof;

"NASDAQ" means the National Association of Securities Dealers Automated Quotation System Inc.;

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                                    - 4 -


"NON-ARM'S LENGTH TRANSACTIONS" means any contract or agreement by YFMC or any Subsidiary and any officer, director, employee of YFMC and/or any Subsidiary or any Person not dealing at arm's length (within the meaning of the ITA) with any of them or any affiliate of any of them;

"OBCA" means the Business Corporations Act (Ontario), R.S.O. 1990, c.B.16, as amended;

"OFFER" has the meaning ascribed thereto in Section 2.1;

"OSC" means the Ontario Securities Commission;

"PERSON" means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof, and words importing "PERSONS" have a similar meaning;

"SEC" means the United States Securities and Exchange Commission;

"SERIES A WARRANTS" means Series A warrants of MEII, such that each Series A warrant entitles the holder thereof to acquire one MEII Share at an exercise price of US$2.70 per share expiring June 12, 2000;

"SERIES B WARRANTS" means Series B warrants of MEII, such that each Series B warrant entitles the holder thereof to acquire one MEII Share at an exercise price of US$3.40 per share expiring June 12, 2000;

"SUBSIDIARY" means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the directors thereof, whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a Subsidiary;

"TAKE-OVER BID CIRCULAR" has the meaning ascribed thereto in Section 2.3;

"WORKING AGREEMENT" means an agreement dated as of the date hereof between MEII and YFMC concerning the operation of their respective businesses pending completion of the Offer;

"YFMC ASSETS" means the assets, property and undertaking of YFMC and its Subsidiaries;

"YFMC FINANCIAL STATEMENTS" mean the audited consolidated financial statements of YFMC, together with the notes thereto, for the financial years ended December 31, 1997 and December 31, 1998;

"YFMC OPTIONS" means outstanding options to purchase an aggregate of 1,003,000 YFMC Shares at prices ranging from $0.20 to $0.36 per share;

"YFMC PREFERRED SHARES" means the 1,000,000 outstanding first preferred shares, Series A, of YFMC, as the same are constituted on the date hereof;

"YFMC PRESS RELEASES" means press releases of YFMC issued since June 12, 1998;

"YFMC SHARES" means the common shares of YFMC, as the same are constituted on the date hereof;

"YFMC SECURITIES" means YFMC Shares, YFMC Preferred Shares, YFMC Series A Warrants, YFMC Series B Warrants and YFMC Options;

"YFMC SERIES A WARRANTS" means the 356,680 outstanding common share purchase warrants of YFMC, each such warrant entitling the holder thereof to acquire one YFMC Share at an exercise price of $0.40 per share for a period of two years from the date of issuance; and

"YFMC SERIES B WARRANTS" means the 356,680 outstanding common share purchase warrants of YFMC, each such warrant entitling the holder thereof to acquire one YFMC Share at an exercise price of $0.50 per share for a period of two years from the date of issuance.

SECTION 1.2 CURRENCY. All amounts of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

SECTION 1.3 INTERPRETATION NOT AFFECTED BY HEADINGS. The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the schedules hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

SECTION 1.4 NUMBER AND GENDER. Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa and words importing the use of either gender shall include both genders and the neuter and words importing persons shall include firms and corporations.

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                                    - 6 -


SECTION 1.5 DATE FOR ANY ACTION. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

SECTION 1.6 MEANING. Words and phrases used herein and defined in the OBCA shall have the same meaning herein as in the OBCA, unless the context otherwise requires.

SECTION 1.7 EXHIBITS. The following are the Exhibits attached and incorporated in this Agreement by reference and are deemed to be a part hereof:

Exhibit A - Form of Lock-Up Agreement

Exhibit B - Form of Series A Warrant Certificate

Exhibit C - Form of Series B Warrant Certificate

Exhibit D - Form of Working Agreement


                                  ARTICLE TWO
                              BUSINESS COMBINATION

SECTION 2.1 Offer. (a) MEII agrees to make an offer (the "Offer") on substantially the terms and conditions provided for in this Agreement to purchase all of the issued and outstanding YFMC Securities (other than YFMC Options) on the basis of:

             (i)    one MEII Share for every 6.875 YFMC Shares;

             (ii) one Series A Warrant for every eight YFMC Series A Warrants held;

             (iii) one Series B Warrant for every eight YFMC Series B Warrants held; and

             (iv)   one MEII Share for each ten YFMC Preferred Shares held.

In addition, in connection with, but not as part of the Offer, with respect to the outstanding YFMC Options, YFMC and MEII agree to substitute, subject to obtaining all necessary approvals or consents of any Person, the right to acquire MEII Shares at a price of US$1.75 per share on a basis consistent with the exchange ratio for the YFMC Series A and Series B Warrants set out above. MEII and YFMC agree to use reasonable commercial efforts to accomplish the foregoing, including obtaining all necessary regulatory approvals or consents of any Person, in a form acceptable to MEII and YFMC, acting reasonably.

     (b) The Offer will be made as promptly as practicable after the date hereof, but in any event not later than 21 days following the date that all of the conditions set out in Section 2.2 and Article 5 have been satisfied.

SECTION 2.2 LOCK-UP AGREEMENT. The Offer is subject to the conditions set out in Article 5 including, without limitation, the execution by the Principal Shareholders of a lock-up agreement (the "LOCK-UP AGREEMENT") which will be substantially in the form of Exhibit A annexed hereto.

SECTION 2.3 MAILING OF TAKE-OVER BID CIRCULAR. (a) Subject to the conditions set out in Article 5 hereof, upon the Principal Shareholders executing the Lock-Up Agreement and depositing their YFMC Shares pursuant thereto, MEII shall mail, and file with the Commissions, a take-over bid circular (the "TAKE-OVER BID CIRCULAR") in order to effect the Offer.

     (b) YFMC agrees to provide such information with respect to itself as MEII may require, acting reasonably, for insertion in the Take-Over Bid Circular and take all such steps and do all such acts and things as are necessary or desirable to give full effect to the Offer, including providing MEII with a current list of YFMC's securityholders of all classes, including names, addresses and number of securities held and advising YFMC's registrar and transfer agent to assist MEII in completing the Offer and the transactions contemplated thereby and permitting YFMC's registrar and transfer agent to act as depositary under the Offer.

SECTION 2.4 DIRECTORS' CIRCULAR. Forthwith after MEII mails the Take-Over Bid Circular to YFMC's shareholders, YFMC agrees to cause its board of directors to:

     (a) support the Offer and recommend acceptance of the Offer by the securityholders of YFMC; and

     (b) prepare, file and mail, as required by applicable law, a directors' circular recommending the Offer.

SECTION 2.5 COMPULSORY ACQUISITION. Subject to completion of the Offer, MEII may acquire all outstanding YFMC Shares which it did not acquire pursuant to the terms of the Offer under the compulsory acquisition provisions of applicable corporate legislation.

SECTION 2.6 INVESTIGATIONS. (a) Until completion of the Offer, MEII and its solicitors, accountants, appraisers and other advisers shall, during normal business hours, have full and complete access to the premises, books, leases and other records of YFMC for the purposes of investigating its affairs. In addition, YFMC shall make available to MEII such documents and data as MEII may request, acting reasonably, relating to YFMC. All information, records and data furnished to MEII and its representatives pursuant to this Section shall, to the best of YFMC's knowledge and belief, be accurate in all material respects.

     (b) Until completion of the Offer, YFMC and its solicitors, accountants, appraisers and other advisers shall, during normal business hours, have full and complete access to the premises, books, leases and other records of MEII for the purpose of investigating its affairs. In addition, MEII shall make available to YFMC such documents and data as YFMC may request, acting reasonably, relating to MEII. All information, records and data furnished to MEII and its representatives pursuant to this Section shall, to the best of MEII's knowledge and belief, be accurate in all material respects.

SECTION 2.7 RETURN OF DOCUMENTS. If the Offer shall not be completed in accordance with its provisions, YFMC shall return to MEII all books, accounts, records and other data of MEII (including any copies thereof) that are in YFMC's possession, and MEII shall return to YFMC all books, accounts, records and other data of YFMC (including any copies thereof) that are in MEII's possession.

SECTION 2.8 CONFIDENTIALITY. Notwithstanding any other provision of this Agreement, in the event of the termination of this Agreement, MEII shall keep confidential any information obtained relating to YFMC, and YFMC shall keep confidential any information obtained relating to MEII (unless, in each case, the information is readily ascertainable from public or published information or until the same become so ascertainable) and shall return to the appropriate party all copies of any exhibits, statements or other written information obtained in connection herewith.

SECTION 2.9 EFFECTIVE DATE. The business combination contemplated hereby shall become effective upon completion of the Offer.


                                 ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF MEII. Subject to the disclosure set out in the Take-Over Bid Circular, the MEII Annual Report, the MEII Financial Statements, the MEII Press Releases, the Interim MEII Financial Statements and the schedules hereto, MEII hereby represents and warrants to and in favour of YFMC and the Principal Shareholders that:

     (a) MEII has been duly incorporated and is a valid and subsisting corporation under the provisions of the OBCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licenced or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

     (b) as of the date hereof, the issued and outstanding share capital of MEII consists of 3,095,544 MEII Shares and 500,000 preferred shares, all of which are outstanding as fully paid and non-assessable shares;

     (c) to the best of its knowledge, MEII is in compliance with the UNITED STATES SECURITIES AND EXCHANGE ACT OF 1933, the rules and regulations of the SEC and the rules and policies of NASDAQ, and no material change relating to MEII has occurred within the past 24 months which has not been publicly disclosed;

     (d) all press releases, material change reports and other documents required to be filed with NASDAQ within the past 24 months have been filed by or on behalf of MEII and were true and correct in all material respects, provided full, true and plain disclosure of the matters referred to therein and did not contain any misrepresentation, as at the respective dates of such filings;

     (e) no order ceasing or suspending trading in securities of MEII or prohibiting the sale of securities by MEII has been issued and, to the knowledge of MEII, no proceedings for this purpose have been instituted or are pending, contemplated or threatened;

     (f) the execution, delivery and performance of this Agreement, the consummation of the Offer and the agreements, documents and transactions contemplated herein are within the corporate power and authority of MEII and, subject to MEII obtaining the approval of the Offer by the holders of MEII Shares, have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of MEII, enforceable in accordance with its terms, subject to the customary qualifications for a commercial transaction of this nature;

     (g) none of MEII or any of its Subsidiaries has any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment obligating MEII or its Subsidiaries, as the case may be, to issue any additional shares or other securities, except as disclosed in the MEII Financial Statements or the Take-Over Bid Circular or in connection with the transactions contemplated by Section 4.1;

     (h) the MEII Financial Statements present fairly all of the assets and liabilities of MEII on a consolidated basis and the financial condition and results of operations of MEII as at the dates thereof and for the financial periods then ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis with that of prior periods, except as otherwise stated in the notes to the MEII Financial Statements;

     (i) since December 31, 1998, there has been no Material Adverse Change with respect to MEII, on a consolidated basis, from that shown in the MEII Financial Statements, except as disclosed in the Interim MEII Financial Statements, the MEII Annual Report or the Take-Over Bid Circular;

     (j) except for security granted by MEII and certain of its Subsidiaries to HongKong Bank of Canada or security granted in the ordinary course of business or as disclosed in the Take-Over Bid Circular or in the Interim MEII Financial Statements, each of MEII and its Subsidiaries is the beneficial owner of the properties and assets described as being owned by it in the Take-Over Bid Circular with good and marketable title thereto free and clear of material encumbrances and, in particular, MEII is the beneficial owner of the shares of its Subsidiaries as described in the Take-Over Bid Circular with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or encumbrance, and no person has any agreement, option, right or privilege (including, without limitation, by law, pre-emptive right, contract or otherwise) to purchase, convert into, exchange for or otherwise acquire, nor any agreement, option, right or privilege capable of becoming any such agreement, option, right or privilege, any of such shares or any interest therein;

     (k) none of MEII or any of its Subsidiaries has any liability or obligation, whether accrued, absolute, contingent or otherwise, other than contingent liability for GST, not reflected in the MEII Financial Statements, the Interim MEII Financial Statements or the Take-Over Bid Circular, except liabilities and obligations incurred in the ordinary course of its business since December 31, 1998, which liabilities and obligations are not materially adverse in the aggregate or which are disclosed in the Take-Over Bid Circular.

     (l) each of the Subsidiaries of MEII that carries on a material portion of the business of MEII or which owns a material portion of the MEII Assets on a consolidated basis (meaning any Subsidiary the total assets of which constitute more than 10% of the consolidated assets of MEII or the total revenues of which constitute more than 10% of the consolidated revenues of MEII, in each case, for the period ended March 31, 1999) is duly incorporated and is a valid and subsisting corporation under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now carried on by it and to own or lease and to operate its properties and assets and is duly licenced or otherwise qualified in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

     (m) except as described in the Take-Over Bid Circular or as disclosed in the MEII Financial Statements or in the Interim MEII Financial Statements, there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of MEII or any of its Subsidiaries, instituted, pending or, to the knowledge of MEII, threatened against or affecting MEII or any of its Subsidiaries, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the knowledge of MEII, or any of its Subsidiaries, threatened, against MEII, or any of its Subsidiaries, which would prevent or materially hinder the consummation of the Offer or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of MEII and its Subsidiaries on a consolidated basis and, to the knowledge of MEII, there are no grounds upon which any such actions, suits, proceedings, investigations, claims or demands may be commenced or made with a reasonable likelihood of success;

     (n) except as set out in the Interim MEII Financial Statements with respect to quarterly dividends payable on MEII's preferred shares, since December 31, 1998, MEII has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and none of MEII or any of its Subsidiaries has disposed of any of its material properties or assets or incurred any material indebtedness except in the ordinary course of business or among its wholly-owned subsidiaries, except as disclosed in the Take-Over Bid Circular, the MEII Annual Report, the MEII Financial Statements or the Interim MEII Financial Statements;

     (o) the business of MEII and its Subsidiaries is being conducted in all material respects in compliance with all material applicable laws, regulations and ordinances of all authorities having jurisdiction;

     (p) each contract or agreement between MEII or any of its Subsidiaries and any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of MEII or its Subsidiaries on a consolidated basis, is in full force and effect and, to the knowledge of MEII, is valid, binding and enforceable against each of the parties thereto in accordance with its terms, subject to the customary qualifications for a commercial transaction of such nature, and no material breach or default exists in respect thereof on the part of any party thereto, and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default;

     (q) With the exception of obtaining the consent of NASDAQ and related MEII shareholder approval, the BSE and the SEC, MEII is not a party to or bound by any outstanding contract or agreement which requires the prior approval of any third parties to the completion of the Offer or of any other transaction contemplated hereby and none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

          (i) violate any provision of any material, law or administrative regulation or any material judicial or administrative order, award, judgment or decree applicable to MEII or any of its Subsidiaries;

          (ii) conflict with any of the terms, conditions or provisions of the Charter Documents of MEII or any of its Subsidiaries;

          (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which MEII or any of its Subsidiaries is a party or by which it is bound or to which its property is subject; or

          (iv) result in the cancellation, suspension or material alteration in the terms of any material licence, permit or authority held by MEII or any of its Subsidiaries or in the creation of any lien, charge, security interest or encumbrance in a material amount upon any of the material assets of MEII or any of its Subsidiaries under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

     (r) except as described in the Take-Over Bid Circular, MEII has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby;

     (s) the Take-Over Bid Circular contains full, true and plain disclosure of all material facts relating to MEII and does not contain an untrue statement of any material fact concerning MEII and does not omit to state a material fact concerning MEII that is required to be stated or that is necessary to make a statement contained therein not misleading in light of the circumstances in which it was made;

     (t) other than as disclosed in writing to YFMC or as disclosed in the MEII Financial Statements or the Take-Over Bid Circular, MEII has no material Subsidiaries or agreements of any nature to acquire any Subsidiary or any interest in any other Person or to acquire or lease any other business operations out of the ordinary course (for purposes hereof, ordinary course includes the direct or indirect acquisition of businesses related to the business of MEII);

     (u)  since March 31, 1999, MEII has:

          (i) not amended its articles, by-laws or other constating documents;

          (ii) conducted its business and that of each of its Subsidiaries in all material respects in the ordinary course (for purposes hereof, ordinary course includes the direct or indirect acquisition of businesses related to the business of MEII);

          (iii) not suffered (on a consolidated basis) any Material Adverse Change or any occurrences or circumstances which have resulted or might reasonably be expected to result in a Material Adverse Change;

          (iv) not made any change in its accounting principles and practices as theretofore applied, including, without limitation, the basis upon which its assets and liabilities are recorded on its books and its earnings and profits and losses are ascertained; and

          (v) other than as disclosed to YFMC and except for changes resulting from negotiations currently ongoing with certain senior officers, maintained in effect (on a consolidated basis) salary and other compensation levels in accordance with its then existing salary administration program;

     (v) all filings made by MEII or any of its Subsidiaries under which it has received or is entitled to government incentives, have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of material fact or omit to state any material fact which could cause any amount previously paid to MEII or its Subsidiaries or previously accrued on the accounts thereof to be recovered or disallowed;

     (w) MEII has not received any notices of material violation or alleged material violation of the provisions of any agreement in respect of the MEII Assets and, to the knowledge of MEII, the properties and assets comprising the MEII Assets have been used and operated, as the case may be, in accordance with all material agreements that relate to them;

     (x) all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of the MEII Assets or the receipt of proceeds therefrom payable in respect of or in relation to any MEII Assets have been properly and fully paid and discharged or have been properly accrued on the books of MEII and each of its Subsidiaries;

     (y) all material documents and agreements of whatsoever nature and kind affecting title to the MEII Assets which are in the possession of MEII or of which MEII is otherwise aware have been made available for review by YFMC;

     (z) to its knowledge, MEII has done no act or thing, nor has MEII suffered or permitted any act or omission, whereby its title to any of the MEII Assets may be cancelled or terminated, except as disclosed in the MEII Annual Report or the Take-Over Bid Circular;

     (aa) to MEII's knowledge, MEII has been and is in compliance in all material respects with all governmental laws, regulations, orders, decrees or ordinances with respect to environmental, health and safety matters (collectively, "Environmental Laws") and MEII has received no written notice of non-compliance, and for greater certainty and without limiting the foregoing, to MEII's knowledge:

          (i) there have been no unrectified spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes on any of the real property owned or leased by MEII or any of its Subsidiaries or under their respective control, nor has any such real property been used at any time by any person as a landfill or waste disposal site;

          (ii) there have been no releases, deposits or discharges in violation of Environmental Laws of any hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by any of MEII or its Subsidiaries;

          (iii) no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of MEII or any of its Subsidiaries; and

          (iv) each of MEII and its Subsidiaries holds all material licences, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licences, permits and approvals are in full force and effect and none of MEII or its Subsidiaries has received any notification pursuant to any Environmental Laws that any repairs, construction or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any licence, permit or approval issued pursuant thereto, or that any licence, permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated;

     (bb) each of MEII and/or its Subsidiaries has all necessary governmental authorizations and permits required to enable them to carry on their respective businesses as conducted by them and all such licenses, permits and approvals are in full force and effect;

     (cc) MEII is not aware of any material Y2K issues relating to the business and operations of MEII and its Subsidiaries, other than those disclosed in the public record of MEII or disclosed to YFMC;

     (dd) the board of directors of MEII has reserved and allotted to the holders of YFMC Securities that accept the Offer a sufficient number of MEII Securities to give effect to the Offer, and upon acceptance of the Offer in accordance with the terms thereof, the MEII Securities issuable in connection therewith will be validly issued and, in the case of the MEII Shares, will be fully paid and non-assessable to previous holders of YFMC Securities who accept the Offer and MEII is not aware of any restrictions which would preclude it from effecting the grant of options to acquire MEII Shares contemplated by Section 2.1 hereof;

     (ee) the MEII Shares will, upon the closing of the Offer, be qualified investments for trusts governed by registered retirement savings plans and registered retirement income funds, in each case, within the meaning of the ITA; and

     (ff) MEII acknowledges that it has been advised of the claim of Wilson against Dr. Benoit, and notwithstanding anything to the contrary contained herein, MEII has no objection to, and agrees that no provision of this Agreement shall preclude, Wilson from pursuing such claim.

SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF YFMC AND THE PRINCIPALS. Subject to the disclosure set out in the Take-Over Bid Circular, the YFMC Financial Statements, the YFMC Press Releases and the Interim YFMC Financial Statements, each of YFMC and, to the best of their knowledge, information and belief, the Principals hereby represent and warrant to and in favour of MEII that:

     (a) YFMC has been duly continued and is a valid and subsisting corporation under the provisions of the OBCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licenced or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

     (b) as of the date hereof, the issued and outstanding share capital of YFMC consists of 10,710,143 YFMC Shares and 1,000,000 YFMC Preferred Shares, all of which are issued and outstanding as fully paid and non-assessable shares;

     (c) YFMC is a reporting issuer "not in default" under the securities laws of Alberta and Ontario and, to the best of the knowledge of YFMC and the Principals, is in compliance with the by-laws, rules and regulations of the ASE and no material change relating to YFMC has occurred within the past 24 months which has not been publicly disclosed;

     (d) all press releases, material change reports and other documents required to be filed with the OSC or the ASE within the past 24 months have been filed by or on behalf of YFMC and were true in all material respects, provided full, true and plain disclosure of the matters referred to therein and did not contain any misrepresentation, as at the respective dates of such filings;

     (e) no order ceasing or suspending trading in securities of YFMC or prohibiting the sale of securities by YFMC has been issued and, to the knowledge of YFMC and the Principals, no proceedings for this purpose have been instituted, or are pending, contemplated or threatened.

     (f) the execution, delivery and performance of this Agreement, the consummation of the Offer and the agreements, documents and transactions contemplated herein are within the corporate power and authority of YFMC and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of YFMC, enforceable in accordance with its terms, subject to customary qualifications for a commercial transaction of this nature;

     (g) none of YFMC or any of its Subsidiaries has any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment obligating YFMC or its Subsidiaries as the case may be, to issue any additional shares or other securities, except for YFMC Preferred Shares, YFMC Series A Warrants, YFMC Series B Warrants, YFMC Options and up to an aggregate of 361,536 YFMC Shares which may be issued within the next 30 days;

     (h) the YFMC Financial Statements present fairly all of the assets and liabilities of YFMC and the financial condition and results of operations of YFMC as at the dates thereof and for the financial periods then ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis with that of prior periods, except as otherwise stated in the notes to the YFMC Financial Statements;

     (i) with the exception of the lost contract with Dynacare Laboratories, which has been previously been disclosed to MEII in writing, since December 31, 1998, there has been no Material Adverse Change with respect to YFMC from that shown in the YFMC Financial Statements, except as disclosed in the Interim YFMC Financial Statements, the Take-Over Bid Circular;

     (j) except for security granted by YFMC and certain of its subsidiaries to the Bank of Nova Scotia in respect of a $350,000 operating line and a lending facility in the aggregate principal amount of $350,000, of which approximately $58,000 has been drawn down, the Toronto-Dominion Bank with respect to a $250,000 operating line and a lending facility of $500,000, of which approximately $300,000 has been drawn down, in favour of YFMC Healthcare (Alberta) Inc., in each case, with such bank, S.K. Rajpal Professional Corporation and Y. Seedat Professional Corporation pursuant to a general security agreement (with respect to the McKnight principals) and 540074 Alberta Ltd. with respect to a general security agreement granted by YFMC Healthcare (Alberta) Inc., which obligations are guaranteed by YFMC to the aggregate amount of $100,000 (with respect to the Martindale principal) or security granted in the ordinary course of business or as disclosed in the Take-Over Bid Circular or in the Interim YFMC Financial Statements, each of YFMC and its Subsidiaries is the beneficial owner of the properties and assets described as being owned by it in the Take-Over Bid Circular with good and marketable title thereto free and clear of material encumbrances, and, in particular, YFMC is the beneficial owner of the shares of its Subsidiaries as described in the Take-Over Bid Circular with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or encumbrance, and no person has any agreement, option, right or privilege (including, without limitation, by law, pre-emptive right, contract or otherwise) to purchase, convert into, exchange for or otherwise acquire, nor any agreement, option, right or privilege capable of becoming any such agreement, right, option or privilege, any of such securities or any interest therein;

     (k) none of YFMC or any of its Subsidiaries has any liability or obligation, whether accrued, absolute, contingent or otherwise, not reflected in the YFMC Financial Statements, the Interim YFMC Financial Statements or the Take-Over Bid Circular, except liabilities and obligations incurred in the ordinary course of business since December 31, 1998, which liabilities and obligations are not materially adverse in the aggregate or which are disclosed in the Take-Over Bid Circular;

     (l) each of the Subsidiaries of YFMC that carries on a material portion of the business of YFMC or which owns a material portion of the YFMC Assets on a consolidated basis (meaning any Subsidiary the total assets of which constitute more than 10% of the consolidated assets of YFMC or the total revenues of which constitute more than 10% of the consolidated revenues of YFMC, in each case, for the period ended March 31, 1999) is duly incorporated and is a valid and subsisting corporation under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now carried on by it and to own or lease and to operate its properties and assets and is duly licenced or otherwise qualified in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

     (m) except as described in the Take-Over Bid Circular, or as disclosed in the YFMC Financial Statements or in the Interim YFMC Financial Statements, there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of YFMC or any of its Subsidiaries, instituted, pending, or, to the knowledge of YFMC and the Principals, threatened against or affecting of YFMC or any of its Subsidiaries at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the knowledge of YFMC and the Principals, threatened against YFMC or any of its Subsidiaries which would prevent or materially hinder the consummation of the Offer or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of YFMC and its

          Subsidiaries, on a consolidated basis, and to the knowledge of YFMC and the Principals, there are no grounds upon which any such actions, suits, proceedings, investigations, claims or demands may be commenced or made with a reasonable likelihood of success;

     (n) with the exception of an aggregate of approximately $5,000 in accrued dividends payable on the YFMC Preferred Shares which relate to a period prior to June 30, 1999, since December 31, 1998, YFMC has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and none of YFMC or any of its Subsidiaries has disposed of any of its material properties or assets or incurred any material indebtedness, with the exception of financial arrangements which YFMC has entered into with the Toronto-Dominion Bank, except in the ordinary course of business or among its wholly-owned subsidiaries, except as disclosed in the Take-Over Bid Circular, the YFMC Financial Statements or the Interim YFMC Financial Statements;

     (o) the business of YFMC and its Subsidiaries is being conducted in all material respects in compliance with all material applicable laws, regulations and ordinances of all authorities having jurisdiction;

     (p) each contract or agreement between YFMC or any of its Subsidiaries and any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of YFMC or its Subsidiaries on a consolidated basis, is in full force and effect and, to the knowledge of YFMC and the Principals, is valid, binding and enforceable against each of the parties thereto in accordance with its terms, subject to the customary qualifications for a commercial transaction of this nature, and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default;

     (q) with the exception of obtaining the consent of the ASE and the ASC for the release from escrow of the YFMC Shares of the Principal Shareholders and certain other shareholders and consents required pursuant to change of control clauses in leases with landlords and the financial institutions set forth in a list dated July 29, 1999 provided to MEII, none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

          (i) violate any provision of any material law or administrative regulation or any material judicial or administrative order, award, judgment or decree applicable to YFMC or any of its Subsidiaries;

          (ii) conflict with any of the terms, conditions or provisions of the Charter Documents of YFMC or any of its Subsidiaries;

          (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which YFMC or any of its Subsidiaries is a party or by which any of them is bound or to which the property of any of them is subject; or

          (iv) result in the cancellation, suspension or material alteration in the terms of any material licence, permit or authority held by YFMC or any of its Subsidiaries or in the creation of any lien, charge, security interest or encumbrance in a material amount upon any material assets of YFMC or any of its Subsidiaries under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

     (r) except as described in the Take-Over Bid Circular, YFMC has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby;

     (s) the Take-Over Bid Circular contains full, true and plain disclosure of all material facts relating to YFMC and does not contain an untrue statement of a material fact concerning YFMC and does not omit to state a material fact concerning YFMC that is required to be stated or that is necessary to make a statement contained therein not misleading in the light of the circumstances in which it was made;

     (t) other than as disclosed in writing to MEII or as disclosed in the YFMC Financial Statements or the Take-Over Bid Circular, YFMC has no material Subsidiaries or agreements of any nature to acquire any Subsidiary or any interest in any other Person, or to acquire or lease any other business operations out of the ordinary course;

     (u) the respective minute books of YFMC and its Subsidiaries are complete and correct in all material respects and contain the minutes of all meetings and all resolutions of the directors and shareholders thereof;

     (v)  since December 31, 1998, YFMC has:

          (i) not amended its articles, by-laws or other constating documents;

          (ii) conducted its business and that of each of its Subsidiaries in all material respects in the ordinary course;

          (iii) not suffered (on a consolidated basis) any Material Adverse Change or any occurrences or circumstances which have resulted or might reasonably be expected to result in a Material Adverse Change;

          (iv) not made any change in its accounting principles and practices as theretofore applied including, without limitation, the basis upon which its assets and liabilities are recorded on its books and its earnings and profits and losses are ascertained; and

          (v) maintained in effect (on a consolidated basis) salary and other compensation levels in accordance with its then existing salary administration program;

     (w)  each of YFMC and its Subsidiaries:

          (i) has duly and in a timely manner filed all returns, elections, filings and reports required pursuant to any income, sales or value added tax legislation of any jurisdictions having jurisdiction over the affairs of YFMC or any of its Subsidiaries for all prior periods in respect of which such filings have heretofore been required, and such filings are substantially true, complete and correct, the tax liability of YFMC and each of its Subsidiaries is as indicated by the above returns and filings, and YFMC and each of its Subsidiaries has made timely payment of or has duly and properly accrued on the books thereof, the taxes (including interest and penalties thereon) shown in these returns and filings, with respect to periods ending on or prior to the date hereof, and any subsequent assessments, reassessments or determinations thereof;

          (ii) has made adequate provision for taxes or other amounts payable pursuant to any legislation referred to in (i) above for the current period for which returns, reports, elections or other filings are not yet required to be filed, and has paid all required installments of income, capital, property and business taxes payable on account of the current period;

          (iii) is not aware of any contingent tax liability or any grounds that could prompt an assessment or reassessment, other than a potential PST liability in the Province of Quebec estimated at approximately $10,000, and has not received any indication from any taxation authorities that an assessment or reassessment, regardless of its merits, is proposed or is under consideration, other than as disclosed in the YFMC Financial Statements or the Take-Over Bid Circular;

          (iv) is not a party to any agreements or waivers extending the statutory period of limitations applicable to any federal, provincial or other tax return for any period;

          (v) has withheld, and will continue to withhold until the date of closing of the Offer, from each payment made to any of its officers, directors and employees, former officers, directors and employees and to all non-residents of Canada and other persons with respect to whom it is required by law to withhold any amounts, the amount of all taxes (including, without limitation, income tax) and other deductions required to be withheld therefrom and has paid the same to the proper tax or other authority within the time required under any applicable legislation; and

          (vi) has not undergone an acquisition of control, for the purposes of the ITA or any relevant provincial statute, that would affect any taxation years of such corporations ending before the date hereof, except as a result of transactions contemplated by this Agreement;

     (x) all filings made by YFMC or any of its Subsidiaries under which it has received or is entitled to government incentives, have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of material fact or omit to state any material fact which could cause any amount previously paid to YFMC or its Subsidiaries or previously accrued on the accounts thereof to be recovered or disallowed;

     (y) neither YFMC nor any of its Subsidiaries is a party to any written contracts of employment, management services contracts or collective bargaining agreements, other than as disclosed in the Take-Over Bid Circular or entered into in the ordinary course of business;

     (z) YFMC has not received any notices of material violation or alleged material violation of the provisions of any agreement in respect of the YFMC Assets and to the knowledge of YFMC and the Principals, the properties and assets comprising the YFMC Assets have been used and operated in accordance with all material agreements that relate to them;

     (aa) all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of the YFMC Assets or the receipt of proceeds therefrom payable in respect of or in relation to any YFMC Assets have been properly and fully paid and discharged or have been properly accrued on the books of YFMC and each of its Subsidiaries;

     (bb) all material documents and agreements of whatsoever nature and kind affecting title to the YFMC Assets which are in the possession of YFMC or of which YFMC is otherwise aware have been made available for review by MEII;

     (cc) to the knowledge of YFMC and the Principals, YFMC has done no act or thing, nor has YFMC suffered or permitted any act or omission, whereby its title to any material YFMC Assets may be cancelled or terminated, except as disclosed in the Take-Over Bid Circular;

     (dd) to the knowledge of YFMC and the Principal Shareholders, YFMC has been and is in compliance in all material respects with all Environmental Laws and YFMC has received no written notice of non-compliance, and does not know, and does not have reasonable grounds to know, of any facts which could give rise to a notice of non-compliance, and for greater certainty and without limiting the foregoing, to the knowledge of YFMC and the Principals:

          (i) there have been no unrectified spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes on any of the real property owned or leased by YFMC or any of its Subsidiaries or under their respective control, nor has any such real property been used at any time by any person as a landfill or waste disposal site;

          (ii) there have been no releases, deposits or discharges in violation of Environmental Laws of any hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by YFMC or its Subsidiaries;

          (iii) no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of YFMC or any of its Subsidiaries; and

          (iv) each of YFMC and its Subsidiaries holds all material licences, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licences, permits and approvals are in full force and effect, and none of YFMC or its Subsidiaries has received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws or any licence, permit or approval issued pursuant thereto, or that any licence, permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated;

     (ee) there is no fact which YFMC has not disclosed to MEII in writing with reasonable specificity and detail of which any of its directors, officers or members of senior management is aware and which has or would reasonably be expected to have a material adverse effect on YFMC or materially impede the completion of the Offer or the other transactions contemplated in this Agreement;

     (ff) each of YFMC and/or its Subsidiaries has all necessary governmental authorizations and permits required to enable them to carry on their respective businesses as conducted by them and all such licenses, permits and approvals are in full force and effect and neither YFMC or its Subsidiaries has received any notification pursuant to applicable laws that any matters must be undertaken by them as a condition of the continued compliance of any such licenses, permits and approvals or any license, permit or approval issued to them is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated;

     (gg) YFMC is not aware of any material Y2K issues relating to the business and operations of YFMC and its Subsidiaries, other than those disclosed in the public record of YFMC; and

     (hh) to the knowledge of YFMC, based solely on a review of its shareholders' list of recent date, all of the registered and beneficial owners of YFMC securities are residents of Ontario, Alberta and Quebec.

SECTION 3.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS AND
MEII.

     The representations and warranties contained herein and given by the Principals to MEII and given by MEII to the Principals shall, in each case, survive the completion of the transaction contemplated by the Offer for a period of 18 months thereafter.


                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.1 COVENANTS OF MEII. Until the transaction contemplated by the Offer is completed or this Agreement is terminated, MEII hereby covenants and agrees with YFMC and the Principals as follows:

     (a) MEII and its Subsidiaries will carry on business in the ordinary course consistent with past practice (for purposes hereof, carrying on business in the ordinary course includes the direct or indirect acquisition of businesses related to the business of MEII), except as contemplated in the Working Agreement, this Agreement, the Interim MEII Financial Statements, the MEII Annual Report or the Take-Over Bid Circular, or as disclosed in writing to YFMC or as otherwise agreed in writing by YFMC, acting reasonably and MEII shall keep
          YFMC apprised of all material developments relating thereto;

     (b) MEII will not, and will not permit any of its Subsidiaries to, alter or amend its Charter Documents as the same exist at the date of this Agreement;

     (c) MEII will not, and will not permit any of its Subsidiaries to, subdivide, consolidate, redeem, purchase, offer to purchase or otherwise acquire or reclassify any of its outstanding shares of any class, declare any dividends (with the exception of dividends paid on MEII's preferred shares in the ordinary course) or make other distributions (whether in cash, shares or property, or any combination thereof) or reduce the stated capital in respect of its shares of any class;

     (d)  MEII will:

          (i) make all required filings pursuant to the SECURITIES EXCHANGE ACT OF 1934, as amended; and

          (ii) use its reasonable best efforts to maintain the NASDAQ SmallCap Market listing of the MEII Shares;

     (e) MEII will use its reasonable best efforts to obtain listing on NASDAQ and the BSE of the MEII Shares to be issued pursuant to the Offer and the MEII Shares issuable upon exercise of MEII Securities issued pursuant to or in connection with the Offer which contain rights to receive MEII Shares;

     (f) subject to Section 2.1 hereof, MEII will, in a timely and expeditious manner, file the Take-Over Bid Circular in all jurisdictions where it is required to be filed and mail the same to YFMC's shareholders in accordance with applicable law;

     (g) MEII will use its reasonable best efforts to do all such other acts and things as may be necessary or required in order to give effect to the Offer and, without limiting the generality of the foregoing, MEII will use its reasonable best efforts to apply for and/or obtain such other consents, orders and approvals as counsel may advise are necessary or desirable for the implementation of the Offer, including those referred to in Sections 5.1 and 5.2 hereof;

     (h) MEII will use its reasonable best efforts to cause each of the conditions precedent set forth in Article Five hereof to be complied with on or before the date of closing of the Offer and will not take or fail to take any action reasonably within its control which would result in a condition precedent to the Offer not being satisfied;

     (i) except as may be required to complete the Offer, MEII nor any other party acting jointly or in concert with MEII shall acquire or dispose of securities of YFMC, directly or indirectly, except pursuant to existing rights and obligations, during the period commencing on the date hereof and ending on the date of termination of this Agreement;

     (j) at the meeting of MEII shareholders held to approve the transaction, MEII shall include a proposal to reconstitute its board of directors such that the same will include one (1) nominee of YFMC, who will be either Martin Scullion or Donald Wilson, with the understanding that the resignation of such individual(s) shall be held by Blake, Cassels & Graydon, in trust and shall be released to MEII if the Offer does not proceed or is not consummated and shall be of no force and effect if MEII takes up and pays for the YFMC Securities of PRAL or 977675, as applicable, under the Offer; and

     (k) MEII shall not withdraw the Offer prior to the time of expiry of the Offer and will take up and pay for the YFMC Securities tendered pursuant to the Offer if all of the conditions to the Offer are satisfied or waived.

SECTION 4.2 COVENANTS OF YFMC AND THE PRINCIPALS. Until the transaction contemplated by the Offer is completed or this Agreement is terminated, YFMC hereby covenants and agrees with MEII, and the Principals covenant and agree with MEII to use their reasonable best efforts to cause YFMC, to do the following:

     (a) YFMC and its Subsidiaries will carry on business in the ordinary course consistent with past practice and will not enter into any transaction or incur any material obligation or liability out of the ordinary course of business, except as contemplated in the Working Agreement, this Agreement, the Interim YFMC Financial Statements, the Take-Over Bid Circular or as otherwise agreed in writing by MEII, acting reasonably and YFMC shall keep MEII apprised of material developments relating thereto;

     (b) with the exception of matters previously disclosed in writing to MEII prior to the date hereof, without the prior written consent of MEII, which consent will not be unreasonably withheld, YFMC will not, and will not permit any of its Subsidiaries to, merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material respect any of the representations and warranties set forth in Section 3.2 hereof if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement were deemed to be such later date, as contemplated in this Agreement, the Take-Over Bid Circular, the Interim YFMC Financial Statements, and, without limiting the generality of the foregoing, YFMC will not, and will not permit any of its Subsidiaries to:

          (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders;

          (ii) issue any shares, except upon the due exercise of outstanding options, warrants or other rights to purchase YFMC Shares, or other securities convertible into or exchangeable for shares or enter into any commitment or agreement therefor except as contemplated in the Take-Over Bid Circular;

          (iii)  increase or decrease its paid-up capital; or

          (iv)   enter into any Non-Arm's Length Transactions;

     (c) YFMC will not, and will not permit any of its Subsidiaries to, alter or amend its Charter Documents as the same exist at the date of this Agreement;

     (d) YFMC will not, and will not permit any of its Subsidiaries to, subdivide, consolidate, redeem, purchase, offer to purchase or otherwise acquire or reclassify any of its outstanding shares, declare any dividends or make other distributions (whether in cash, shares or property, or any combination thereof) or reduce the stated capital in respect of its shares;

     (e) YFMC will use its reasonable best efforts to maintain its status as a reporting issuer "not in default" under the securities laws of Alberta and Ontario and will use its reasonable best efforts to remain in compliance with the by-laws, rules and regulations of the ASE such that no order ceasing or suspending trading in securities of YFMC or prohibiting the sale of securities by YFMC will be instituted, contemplated or threatened;

     (f) YFMC will use it reasonable best efforts to assist MEII in obtaining listing on NASDAQ and the BSE of the MEII Shares to be issued pursuant to or in connection with the Offer and the MEII Shares issuable upon the exercise of MEII Securities issued pursuant to the Offer which contain rights to receive MEII Shares;

     (g) YFMC will not, and will not permit any of its Subsidiaries to, engage in any business, enterprise or activity materially different from that carried on by it at the date of this Agreement or enter into any transaction or incur any obligation if the same would have a material adverse effect on YFMC or the Offer, other than in the ordinary course of business;

     (h) YFMC will use its reasonable best efforts to do all such other acts and things as may be necessary or required in order to give effect to the Offer and, without limiting the generality of the foregoing, YFMC will use its reasonable best efforts to apply for and/or obtain such other consents, orders and approvals as counsel may advise are necessary or desirable for the implementation of the Offer, including those referred to in Section 5.1 hereof;

     (i) YFMC will use its reasonable best efforts to cause each of the conditions precedent set forth in Article Five hereof to be complied with on or before the date of closing of the Offer and will not take or fail to take any action reasonably within its control which would result in a condition precedent to the Offer not being satisfied;

     (j) YFMC agrees that it shall not solicit any offers to purchase any of its shares or any of its material assets and will not initiate, encourage or participate, directly or indirectly, in any discussions or negotiations with any third party with respect to such a transaction or similar business combination during the period commencing on the date hereof and ending on the date of termination of this Agreement;

     (k) YFMC nor any other party acting jointly or in concert with YFMC shall acquire or dispose of securities of MEII, directly or indirectly, except pursuant to existing rights and obligations, during the period commencing on the date hereof and ending on the date of termination of this Agreement;

     (l) YFMC agrees to use its best reasonable efforts to assist MEII to successfully complete the Offer, including co-operating in making all requisite regulatory filings and mailings to shareholders;

     (m) YFMC will not take any action of any kind which may reduce the likelihood of success of or delay the take up and payment of YFMC Shares deposited under the Offer or the completion of the Offer, including but not limited to any action to continue, solicit, initiate, assist or encourage inquiries, submissions, proposals or offers from any other Person, entity or group relating to, and will not continue or participate in any discussions or negotiations regarding or furnish to any other Person, entity or group any information with respect to, or otherwise cooperate in any way with or assist or participate in, or encourage any effort or attempt with respect to:

          (i) the direct or indirect acquisition or disposition of all or any shares or any other securities of YFMC; or

          (ii) any amalgamation, merger, sale (other than a sale in the ordinary course of business consistent with past practice) of any part of YFMC's assets, take-over bid, plan of arrangement, reorganization, recapitalization, liquidation or winding-up or reverse take-over or other business combination or similar transaction involving YFMC or any of its assets;

     (n) YFMC will use its reasonable best efforts to obtain the consents required as a result of the transactions provided for herein pursuant to any contract to which YFMC is a party or by which it is bound;

     (o) YFMC will use its reasonable best efforts to do all such other acts and things as may be necessary or required in order to give effect to the Offer and, without limiting the generality of the foregoing, will use its best efforts to apply for and obtain such consents, orders and approvals as its solicitors may advise are necessary or desirable for the implementation of the Offer;

     (p) YFMC will use its reasonable best efforts to obtain the execution of the Lock-Up Agreement by the Principal Shareholders and the deposit of YFMC Shares pursuant to the terms thereof;

     (q) YFMC will use all reasonable efforts to cause each of the conditions precedent set forth in Article 5 hereof to be complied with on or before the commencement of the Offer; and

     (r) other than the right to convert YFMC Options into options of MEII neither YFMC nor any of its Subsidiaries shall adopt or amend or make any contribution to any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangements for the benefit of employees, except as is necessary to comply with law or with respect to existing provisions of any such plans, programs, arrangements or agreements.

Notwithstanding anything to the contrary contained herein, the board of directors of YFMC may withdraw, modify or change any recommendation regarding the Offer if, in the opinion of the board of directors of YFMC, acting reasonably, and upon the written advice of counsel, such withdrawal, modification or change is required in the discharge of the fiduciary duties of the board of directors of YFMC. Notwithstanding any termination of this Agreement, if the board of directors of YFMC withdraws, modifies or changes its recommendation regarding the Offer, other than by mutual agreement of the parties or if MEII is in default of its material obligations, or there has been a material breach by it of its material representations, warranties and covenants under this Agreement, in each case which constitute a Material Adverse Change in respect of MEII, YFMC shall forthwith pay MEII a break-up fee of $500,000.


                                  ARTICLE FIVE
                                   CONDITIONS

SECTION 5.1 MEII CONDITIONS PRECEDENT. Notwithstanding Section 2.1, MEII shall not be required to make the Offer (and MEII may, without prejudice to any other rights, by notice to YFMC, terminate this Agreement) if:

     (a) YFMC shall not have taken all steps requested by MEII, acting reasonably (other than steps which would have a material adverse effect on YFMC's business if the Offer was not completed) in connection with the Offer, including, without limitation, any steps required up to the date of the Offer to satisfy the regulatory requirements or approvals (domestic or foreign) in order for MEII to purchase the YFMC Shares;

     (b) any representation or warranty of YFMC in this Agreement shall not have been, as of the date made and as of the date that the Offer is required to be made pursuant to Section 2.1, true and correct;

     (c) YFMC shall not have performed or complied in all material respects with any of its covenants or agreements and such non-performance or non-compliance gives rise to a Material Adverse Change; or

     (d) the YFMC Shares and YFMC Preferred Shares currently being held in escrow pursuant to certain escrow agreements between certain YFMC shareholders and Montreal Trust Company of Canada pursuant to requirements of the ASE and the ASC, as applicable, have not been released from escrow.

The foregoing conditions are for the sole benefit of MEII, may be waived by MEII at any time and shall be deemed to have been waived by the making of the Offer.

SECTION 5.2  YFMC CONDITIONS PRECEDENT.  (a) Notwithstanding Sections 2.3 and
2.4 or any provision to the contrary contained herein, YFMC shall not be required to recommend acceptance of the Offer by its shareholders until YFMC shall have received confirmation to its satisfaction that the MEII Shares to be issued to YFMC shareholders have been registered pursuant to the SECURITIES ACT OF 1933, as amended, and, provided such shares are traded on NASDAQ or the BSE, contain no resale restrictions as to such shares, with the exception of any restrictions applicable to Persons deemed to be affiliates.

     (b) Notwithstanding Sections 2.3 and 2.4 or any provision to the contrary herein contained, YFMC shall not be required to recommend acceptance of the Offer by its shareholders if the representations and warranties of MEII contained in this Agreement shall be untrue or incorrect on and as of the date of the Offer as if made on and as of such date (except as affected by transactions contemplated or permitted by this Agreement) or if MEII is in default of its material obligations or covenants under this Agreement on or before the date the Offer is made, where the facts which are the subject of such untrue or incorrect representation or warranty or such breach of obligation or covenant constitute a Material Adverse Change in respect of MEII.

     The foregoing are for the sole benefit of YFMC and may be waived by YFMC at any time and shall be deemed to have been waived by the mailing of the directors' circular referred to in Section 2.4.

SECTION 5.3 MUTUAL CONDITIONS PRECEDENT. The respective obligations of the parties hereto to give effect to the making of the Offer shall be subject to the satisfaction of the following conditions:

     (a) prior to the making of the Offer (i) no act, action, suit or proceeding shall have been taken before or by any domestic or foreign arbitrator, court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law; or (ii) no law, regulation, rule or policy shall have been proposed, enacted, promulgated or applied, in the case of (i) or (ii) above:

          (i) to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to MEII of the YFMC Securities or the rights of MEII to own or exercise full rights or ownership of the YFMC Securities; or

          (ii) which has resulted in, or if the Offer was consummated would result in, a Material Adverse Change,

          provided that in the judgment of MEII or YFMC, acting reasonably, there is a reasonable risk that the circumstances referred to above would result in the occurrence of any of the consequences referred to above and further provided, however, MEII shall not be required to make the Offer and YFMC shall not be obligated to fulfill its obligations hereunder as a result of any action, suit or proceeding taken by a private Person only if such act, action, suit or proceeding shall be been resolved in favour of such private Person as evidenced by an order, ruling or decision by any domestic or foreign arbitrator, court or tribunal or governmental agency or other regulatory authority or administrative agency or commission in Canada or elsewhere having jurisdiction in respect of MEII, YFMC or the Offer, or if, in the opinion of MEII's or YFMC's solicitors, respectively, acting reasonably, there is a reasonable risk that such act, action, suit or proceeding will be so resolved in favour of such private person;

     (b) at the time MEII proposes to make the Offer, there shall exist no prohibition at law against MEII making the Offer or taking up and paying for the YFMC Securities under the Offer;

     (c)  all regulatory approvals, orders and consents required or necessary

          (i)    for making the Offer; and

          (ii) to ensure no resale restrictions attach, other than those applicable to "control persons" or as contemplated by the Lock-Up Agreement, to the first trade of MEII Securities on NASDAQ issued to YFMC Shareholders pursuant to the Offer shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, including, for greater certainty, approval of such related matters by the OSC or the SEC, as applicable;

     (d) there shall be no action taken under any existing applicable law or regulation, nor any statute, rule, regulation or order which is enacted, enforced, promulgated or issued by any court, department, commission, board, regulatory body, government or governmental authority or similar agency, domestic or foreign, that:

          (i) makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Offer or any other transactions contemplated herein;

          (ii) results in a judgment or assessment of material damages directly or indirectly relating to the transactions contemplated herein; or

          (iii) prohibits MEII's or YFMC's ownership or operation of all or any material portion of their respective business or assets or compels MEII to dispose of or hold separately all or any portion of the business or assets of YFMC or MEII;

     (e) prior to the making of the Offer, there shall have been no Material Adverse Change since the date hereof with respect to MEII or its Subsidiaries on a consolidated basis or YFMC or its Subsidiaries on a consolidated basis or any occurrences or circumstances which have resulted or might reasonably be expected to result in a Material Adverse Change thereto;

     (f) none of the consents, orders or approvals contemplated herein pursuant to subsection 5.3(c) shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties hereto, acting reasonably; and

     (g) this Agreement shall not have been terminated pursuant to the provisions of Article Six.

SECTION 5.4 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligation of each of the YFMC and MEII and to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by each of YFMC or MEII, without prejudice to its right to rely on any other condition in favour of YFMC or MEII, that the covenants of the other party hereto to be performed on or before the commencement of the Offer pursuant to the provisions of this Agreement shall have been duly performed by such other party and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of such other party shall be true and correct as at the commencement of the Offer, with the same effect as if such representations and warranties had been made at, and as of, such time and each of

YFMC and MEII shall receive a certificate, dated the commencement of the Offer, of a senior officer of YFMC or MEII, as the case may be, to such effect.


                                  ARTICLE SIX
                                  TERMINATION

SECTION 6.1 RIGHTS OF TERMINATION. (1) If any of the conditions contained in Sections 5.1, 5.2 or 5.3 shall not be fulfilled or performed on or before November 30, 1999, either of YFMC or MEII, as applicable, may terminate this Agreement by notice to the other party hereto, and in such event YFMC and MEII shall be released from all obligations under this Agreement (with the exception of the obligations contained in Section 2.8), all rights of specific performance by any such party shall terminate and, unless such party can show that the condition or conditions the non-performance of which has caused such party to terminate this Agreement where reasonably capable of being performed by the other party, then the other party shall also be released from all obligations hereunder; provided that such party can show that the other party could reasonably have performed such condition or conditions, then that party shall not be released from its obligations hereunder, and further provided that any of such conditions may be waived in full or in part by any of the parties without prejudice to its rights of termination in the event of the non-fulfillment or non-performance of any other condition.

(2) In addition, and notwithstanding anything to the contrary contained herein, this Agreement shall terminate without further notice or agreement if the Offer is not completed by January 31, 2000. Upon such termination, the parties hereto shall be released from all further obligations under this Agreement (with the exception of the obligations contained in Section 2.8) and all rights of specific performance by any of the parties hereto shall terminate.

(3)  In addition, this Agreement may be terminated:

     (a)  at any time with the mutual consent of all of the parties hereto;

     (b) by either MEII or YFMC, if MEII shall not have taken up and paid for the YFMC Securities tendered under the Offer on or before the required time period following the Expiry Time (as defined in the Take-Over Bid Circular) (as such time may be extended) of the Offer unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform the obligations under this Agreement required to be performed by it;

     (c) by either MEII or YFMC, if a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this section shall have used all commercially reasonable efforts to remove such order, decree, ruling or injunction; or

     (d) by MEII, if YFMC does not consent to any matter for which YFMC's consent is required pursuant to subsection 4.1(a) hereof.

SECTION 6.2 NOTICE OF UNFULFILLED CONDITIONS. If any party shall determine at any time prior to the closing of the transactions contemplated by the Offer that it intends to refuse to consummate any of the transactions contemplated hereby because of any unfulfilled or unperformed condition precedent contained in this Agreement on the part of another party to be fulfilled or performed, such party shall so notify the other party forthwith upon making such determination in order that any one or more of the other parties shall have the right and opportunity to take such steps, at their own expense, as may be necessary for the purpose of fulfilling or performing such condition precedent within a reasonable period of time, but in no event later than January 31, 2000.


                                 ARTICLE SEVEN
                                    GENERAL

SECTION 7.1 NOTICES. All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or by telecopy, in each case addressed to the attention of the following persons at:

     (a)  in the case of MEII:

          Med-Emerg International, Inc.
          2550 Argentia Road
          Suite 205
          Mississauga, Ontario
          L5N 5R1

          Attention: President
          Telecopy number: (905) 858-1299
          with a copy to:

          Blake, Cassels & Graydon
          Suite 2800
          199 Bay Street
          Commerce Court West
          Toronto, Ontario
          M5L 1A9

          Attention: John Tuzyk
          Telecopy number: (416) 863-2653

     (b)  in the case of YFMC:

          YFMC Health Care Inc.
          Suite 250-441 MacLaren Street
          Ottawa, Ontario
          K2P 2H3

          Attention: President
          Telecopy number: (613) 230-1379

          with a copy to:

          Burnet, Duckworth & Palmer
          1400, 350-7th Avenue S.W.
          Calgary, Alberta
          T2P 3N9

          Attention: Jeff Lawson
          Telecopy number: (403) 260-0337

     (c)  in the case of Wilson and 977675:

          977675 Ontario Inc.
          c/o Suite 250-441 MacLaren Street
          Ottawa, Ontario
          K2P 2H3

          Attention: Donald Wilson
          Telecopy number: (613) 230-1379
          with a copy to:

          Burnet, Duckworth & Palmer
          1400, 350 - 7th Avenue S.W.
          Calgary, Alberta
          T2P 3N9

          Attention: Jeff Lawson
          Telecopy number: (403) 260-0337

     (d)  in the case of Scullion and PRAL:

          Page Raymond & Associates Ltd.
          c/o Suite 250-441 MacLaren Street
          Ottawa, Ontario
          K2P 2H3

          Attention: Martin Scullion
          Telecopy No.: (613) 230-1379

          with a copy to:

          Burnet, Duckworth & Palmer
          1400, 350-7th Avenue S.W.
          Calgary, Alberta
          T2P 3N9

          Attention: Jeff Lawson
          Telecopy number: (403) 260-0337


SECTION 7.2 ASSIGNMENT. A party may not assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

SECTION 7.3 BINDING EFFECT. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 7.4 WAIVER. Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing and executed by the party granting such waiver or release.

SECTION 7.5 GOVERNING LAW. This Agreement shall be governed by and be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

SECTION 7.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

SECTION 7.7 ENTIRE AGREEMENT. This Agreement and all agreements and other documents herein referred to, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof.

SECTION 7.8 EXPENSES. All expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense. The provisions of this Section 7.8 shall survive the termination of this Agreement.

SECTION 7.9  TIME OF ESSENCE.  Time is of the essence of this Agreement.

SECTION 7.10 CONFIDENTIALITY. The parties to this Agreement agree to hold in confidence all confidential information disclosed to them by the other party or parties or as a result of these negotiations, except with respect to the individuals and entities listed in the immediately following sentence, and except for any information that (a) was or is in the public domain, (b) was previously known to the other party, as the case may be, (c) becomes generally available to the public other than through the breach of any obligation of confidentiality by any party hereto, (d) is obtained in good faith from a third party, (e) is independently developed by the other party, or (f) the disclosure of which is required by operation of law. The parties to this Agreement also agree that, without the express written consent of the other party, they shall not disclose to any third party (other than to their respective advisors, officers, directors and subsidiaries) the confidential information of the other party. The parties to this Agreement further agree
(y) that the confidentiality provisions of this Agreement shall apply to its employees and advisors and (z) to advise such employees and advisors of the confidential nature of such information. If the transaction is not consummated, the parties to this Agreement agree that they will not, directly or indirectly, use such confidential information for their own benefit, and the parties shall, upon written request of the other party, return, and shall cause their advisors to return, to the other party all such confidential information in their possession and shall destroy, and shall cause their advisors to destroy, portions of any notes, projections and other internally-created documents to be the extent they contain such confidential information.

SECTION 7.11 PRESS RELEASES. MEII and YFMC agree that, other than as may be required by applicable law or the requirements of the ASE or NASDAQ, all press releases issued in connection with the Offer shall be joint press releases of such companies.

SECTION 7.12 NO THIRD PARTY BENEFICIARIES. Nothing contained herein shall confer any rights or benefits on any third party.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

SIGNED, SEALED AND DELIVERED           )
  In the presence of:                  )
                                       )       MED-EMERG INTERNATIONAL INC.
                                       )
                                       )       /s/Ramesh Zacharias
                                       )  Per: --------------------------------
                                       )       Authorized Signing Officer
                                       )
                                       )       /s/Kathryn Gamble
                                       )  Per: --------------------------------
                                       )       Authorized Signing Officer
                                       )
                                       )
                                       )       YFMC HEALTHCARE INC.
                                       )
                                       )       /s/Donald Wilson
                                       )  Per: --------------------------------
                                       )       Authorized Signing Officer
                                       )
                                       )       /s/Martin Scullion
                                       )  Per: --------------------------------
                                       )       Authorized Signing Officer
                                       )
/s/Marc Smith                          )       /s/Donald Wilson
-------------------------------------  )       --------------------------------
Witness                                )       Donald Wilson
                                       )
/s/Marc Smith                          )       /s/Martin Scullion
-------------------------------------  )       --------------------------------
Witness                                )       Martin Scullion


                                               977675 ONTARIO INC.

                                          Per: /s/Donald Wilson
                                               --------------------------------
                                               Authorized Signing Officer

                                                PAGE RAYMOND & ASSOCIATES LTD.

                                           Per: /s/Martin Scullion
                                                -------------------------------
                                                Authorized Signing Officer

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

                                    EXHIBIT B

                      FORM OF SERIES A WARRANT CERTIFICATE

                                                          DRAFT: AUGUST 5, 1999

                          SERIES A WARRANT CERTIFICATE

       Void after 5:00 p.m. Toronto time on the 12th day of June, 2000.

Number of Warrants:  [-]                            Warrant Certificate No. [-]


                          MED-EMERG INTERNATIONAL INC.
                    (Incorporated under the laws of Ontario)

This is to certify that, for value received, the bearer of this Warrant (the "Holder") shall have the right to purchase from Med-Emerg International Inc. (hereinafter the "Corporation"), at any time on or after [-], 1999 (the "Issue Date") and up to 5:00 p.m. (Toronto time) on June 12, 2000 (the "Expiry Time"), one fully paid and non-assessable Common Share in the capital stock of the Corporation for each warrant (collectively, the "Warrants" and individually, a "Warrant") represented hereby at the price of US$2.70 per share (the "Exercise Price"), upon and subject to the following terms and conditions:

1. For the purpose of this Warrant, the term "Common Shares" means common shares without nominal or par value in the capital of the Corporation as constituted on the date hereof; provided that in the event of a Common Share Reorganization (as hereinafter defined), or successive such Common Share Reorganizations, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such Common Share Reorganization(s).

2. All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate and notwithstanding that such officer signing may not have held office at the date of the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation. Warrant Certificates shall be dated as of the Issue Date regardless of their date of issue.

3. All rights under any of the Warrants in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised shall wholly cease and terminate and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4. The right to purchase Common Shares of the Corporation pursuant to the Warrants may only be exercised by the Holder on or after the Issue Date and at or before the Expiry Time by:

     (a) duly completing and executing a subscription substantially in the form attached hereto, in the manner therein indicated; and

     (b) surrendering this Warrant Certificate and the duly completed and executed subscription form to the Corporation at its principal office (which address is currently 2550 Argentia Road, Suite 205, Mississauga, Ontario, L5N 5R1) [OR TO THE REGISTERED TRANSFER AGENT FOR THE WARRANTS], together with payment of the purchase price for the Common Shares subscribed for in the form of cash or a certified cheque payable to the Corporation or other manner acceptable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.

5. Upon such delivery and payment as aforesaid, the Corporation shall cause to be issued to the Holder the number of Common Shares to be issued and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such Common Shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in such subscription form within five (5) business days of such delivery and payment as herein provided or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the transfer agent of the Corporation.

6. The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him, her or it to any right or interest in respect thereof except as herein expressly provided.

7. The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to section 8 hereof and shall use its reasonable best efforts to: (i) maintain its status as a reporting issuer in the Province of Ontario and Alberta; and (ii) preserve and maintain its corporate existence. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

8. If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall:

     (i) issue Common Shares or securities exchangeable for or convertible into Common Shares without the receipt of any consideration therefor to all or substantially all of the holders of the Common Shares by way of stock dividend or other distribution;

     (ii) subdivide its outstanding Common Shares into a greater number of Common Shares;

     (iii) consolidate its outstanding Common Shares into a lesser number of Common Shares;

     (iv) issue rights, options or warrants to all or substantially all of the holders of Common Shares under which such holders are entitled to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares;

     (v) reclassify its Common Shares at any time outstanding or change the Common Shares into other shares or other securities; or

     (vi) consolidate, amalgamate, arrange or merge the Corporation with or into any other corporation or other entity,

     which event in the opinion of the directors of the Corporation would materially affect the rights of Holders (such an event herein called a "Common Share Reorganization"), then, subject to regulatory approval, the Exercise Price and/or the number or kind of Common Shares or securities purchasable upon exercise shall be adjusted in such manner, if any, and at such time, by action by the directors, in their sole discretion as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares shall be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances. In the event that any questions arise with respect to the adjustments provided herein, subject to regulatory approval, such questions shall be conclusively determined by the auditors of the Corporation. Such auditors shall have access to all necessary records of the Corporation and such determination by the auditors shall be binding on the Corporation and the Holder.

9. The Corporation shall, promptly after such adjustment is determinable, give notice to Holders specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment.

10. The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of section 8 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) days after the date of the re-opening of said share transfer books. Provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to section 8 hereof as a result of the completion of the event in respect of which the transfer books were closed.

11. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any past, present or future shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the past, present or future shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such past, present or future shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

12. The Holder may subscribe for and purchase any lesser whole number of Common Shares than the number of shares expressed in the Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive at no cost to the Holder a new Warrant Certificate in respect of the balance of the Warrants not then exercised. Such new Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to section 5.

13. The Corporation shall not be required to issue fractional Common Shares in satisfaction of its obligations hereunder nor make any payment to a Holder in lieu of delivering any fractional Common Shares.

14. If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder.

15. The Corporation shall cause to be kept (a) a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them and (b) a register of transfers in which shall be entered the date and other particulars of each transfer of Warrants.

16. The transferee of a Warrant Certificate shall, after the transfer form attached to the Warrant Certificate or any other form of transfer acceptable to the Corporation, acting reasonably, is duly completed and the Warrant Certificate is lodged with the Corporation and upon compliance with all other conditions in that regard required by this Warrant or by law, be entitled to have his name entered on the register of holders as the owner of the Warrants represented thereby free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Warrant, save in respect of equities of which the Corporation or the transferee is required to take notice by statute or by order of a court of competent jurisdiction. No transfer shall be entered in the register for a period of 40 days from the Issue Date.

17. The registers hereinbefore referred to shall be open at all reasonable times for inspection by any Holder or any other person so entitled at law.

18. (a) Warrant Certificates may, upon compliance with the reasonable requirements of the Corporation, be exchanged for Warrant Certificates in any other denomination representing in the aggregate the same number of Warrants. The Corporation shall sign, in accordance with section 2 hereof, all Warrant Certificates necessary to carry out the exchanges contemplated herein.

     (b) Warrant Certificates may be exchanged only at the principal office of the Corporation [OR OF THE REGISTERED TRANSFER AGENT FOR THE WARRANTS] in the City of Mississauga, Ontario. Any Warrant Certificates tendered for exchange shall be surrendered to the Corporation and cancelled.

     (c) Except as otherwise herein provided, the Corporation may charge Holders requesting an exchange a reasonable sum for each new Warrant Certificate issued; and payment of such charges and reimbursement of the Corporation for any and all stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange as a condition precedent to such exchange.

19. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes. In addition, the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

20. Holders shall have the power from time to time by an extraordinary resolution (as hereinafter defined):

     (a) to agree to any modification, abrogation, alteration or compromise of the rights of Holders against the Corporation, whether such rights arise under this Warrant Certificate, or otherwise, which shall be agreed to by the Corporation;

     (b) to amend, alter or appeal any extraordinary resolution previously passed or sanctioned by Holders;

     (c) to assent to any modification of or change in or omission from the provisions contained herein or in any instrument ancillary or supplemental hereto which shall be agreed to by the Corporation;

     (d) to restrain any Holder from taking or instituting any suit or proceedings against the Corporation for the enforcement of any of the covenants on the part of the Corporation conferred upon the Holders by the terms of the Warrants; and/or

     (e) to direct any Holder who, as such, has brought any suit, action or proceeding, to stay or to discontinue or otherwise to deal with the same upon such terms as Holders may determine.

     Any such extraordinary resolution as aforesaid shall be binding upon all the Holders of Warrants whether or not assenting in writing or otherwise to any such extraordinary resolution, and each Holder of any of the Warrants shall be bound to give effect thereto accordingly. Such extraordinary resolution shall, where applicable, be binding on the Corporation which shall give effect thereto accordingly.

     The Corporation shall forthwith upon receipt of an extraordinary resolution provide notice to all Holders of the date and text of such resolution. The Holders of Warrants assenting to an extraordinary resolution agree to provide the Corporation forthwith with a copy of any extraordinary resolution passed.

     Any one or more of the powers or any combination of the powers in this Warrant Certificate stated to be exercisable by the Holders of Warrants by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Holders of Warrants to exercise such power or powers or combination of powers then or thereafter from time to time.

     The term "extraordinary resolution" when used herein shall mean a resolution assented to in writing, in one or more counterparts, by the Holders of Warrants entitled to purchase not less than sixty-six and two-thirds per cent (66 2/3%) of the aggregate number of Common Shares which can be purchased pursuant to all of the Warrants which are, at the applicable time, outstanding.

21. From time to time, the Corporation (when authorized by action by the directors) may, subject to the provisions hereof, execute and deliver by its proper officers, certificates, or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

     (a) setting forth any adjustments resulting from the application of a Common Share Reorganization in accordance with the provisions of section 8;

     (b) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable in the premises;

     (c)  giving effect to any extraordinary resolution passed as provided in section 20;

     (d) making such provisions not inconsistent with this Warrant Certificate, and which are not detrimental to the Holder, as may be necessary or desirable with respect to matters or questions arising hereunder;

     (e) adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof and which is not detrimental to the Holder;

     (f) modifying any of the provisions of this Warrant Certificate, by providing for the creation and the authority to issue additional Warrants, or relieving the Corporation from any of the obligations, conditions or restrictions herein contained; and

     (g) for any other purpose not inconsistent with the terms of this Warrant Certificate, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein.

22. All notices to be sent hereunder shall be deemed to be validly given to the Holders if delivered or if sent by mail, postage prepaid by letter addressed to such Holders at their respective addresses appearing in the register of Warrant holders caused to be maintained by the Corporation pursuant to section 15 hereof, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the third business day next following the posting thereof.

23. (a) The Corporation may not enter into any transaction whereby all or substantially all of its undertaking, property and assets become the property of any other corporation (herein called a "Successor Corporation") whether by way of re-organization, restructuring, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor Corporation shall have executed such instruments and done such things, as, in the opinion of counsel to the Holder, acting reasonably, are necessary or advisable to establish that upon the consummation of such transaction:

          (i) the Successor Corporation will have assumed all of the covenants and obligations of the Corporation under this Warrant; and

          (ii) the Warrant will be a valid and binding obligation of the Successor Corporation entitling the Holder, as against the Successor Corporation, to all of the rights of the Holder under this Warrant.

     (b) Whenever the conditions of the foregoing subsection shall have been duly observed and performed, the Successor Corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the directors or officers of the Successor Corporation.

24. This Warrant shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable herein.

     IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.


                  DATED as of the_______ day of _____________________, 1999.


                                       MED-EMERG INTERNATIONAL INC.

                                       Per: _________________________________
                                            Carl Pahapill
                                            President

                                SUBSCRIPTION FORM

TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

The undersigned hereby subscribes for ______________________ Common Shares of Med-Emerg International Inc. according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such warrant entitles the undersigned to acquire under the terms and conditions set forth in the annexed Warrant Certificate).

     Address for Delivery of Shares: _________________________________________

                                     _________________________________________

                                     _________________________________________

                                     Attention: ______________________________


          Exercise Price
          Tendered (US$2.70 per share or
          as adjusted)                          $____________________


     Dated at ____________, this ______ day of _____________, _____________.


                 Witness:            )     ________________________________
                                     )     Holder's Name
                                     )
                                     )     ________________________________
                                     )     Authorized Signature
                                     )
                                     )     ________________________________
                                           Title (if applicable)


Signature guaranteed:


THE SIGNATURE MUST BE GUARANTEED BY A CANADIAN CHARTERED BANK OR A MEMBER OF A RECOGNIZED STOCK EXCHANGE OR OTHER ENTITY ACCEPTABLE TO MED-EMERG INTERNATIONAL INC.

                                 ASSIGNMENT FORM

TO BE COMPLETED IF WARRANTS ARE TO BE ASSIGNED:

TO:  MED-EMERG INTERNATIONAL INC.
     2550 Argentia Road
     Suite 205
     Mississauga, Ontario
     L5N 5R1


FOR VALUE RECEIVED, ____________________ WARRANTS represented by this Warrant Certificate are hereby transferred to ____________________________ residing at ______________________________________.

You are hereby instructed to take the necessary steps to effect this transfer.


     Dated at ____________, this ______ day of _____________, _____________.

                 Witness:            )     ________________________________
                                     )     Holder's Name
                                     )
                                     )     ________________________________
                                     )     Authorized Signature
                                     )
                                     )     ________________________________
                                           Title (if applicable)


Signature guaranteed:


THE SIGNATURE MUST BE GUARANTEED BY A CANADIAN CHARTERED BANK OR A MEMBER OF A RECOGNIZED STOCK EXCHANGE OR OTHER ENTITY ACCEPTABLE TO MED-EMERG INTERNATIONAL INC.

                                    EXHIBIT C

                      FORM OF SERIES B WARRANT CERTIFICATE

                                                          DRAFT: AUGUST 5, 1999

                          SERIES B WARRANT CERTIFICATE

      Void after 5:00 p.m. Toronto time on the 12th day of June, 2000.

Number of Warrants: [-]                            Warrant Certificate No. [-]


                          MED-EMERG INTERNATIONAL INC.
                    (Incorporated under the laws of Ontario)

This is to certify that, for value received, the bearer of this Warrant (the "Holder") shall have the right to purchase from Med-Emerg International Inc. (hereinafter the "Corporation"), at any time on or after [-], 1999 (the "Issue Date") and up to 5:00 p.m. (Toronto time) on June 12, 2000 (the "Expiry Time"), one fully paid and non-assessable Common Share in the capital stock of the Corporation for each warrant (collectively, the "Warrants" and individually, a "Warrant") represented hereby at the price of US$3.40 per share (the "Exercise Price"), upon and subject to the following terms and conditions:

1. For the purpose of this Warrant, the term "Common Shares" means common shares without nominal or par value in the capital of the Corporation as constituted on the date hereof; provided that in the event of a Common Share Reorganization (as hereinafter defined), or successive such Common Share Reorganizations, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such Common Share Reorganization(s).

2. All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate and notwithstanding that such officer signing may not have held office at the date of the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation. Warrant Certificates shall be dated as of the Issue Date regardless of their date of issue.

3. All rights under any of the Warrants in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised shall wholly cease and terminate and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4. The right to purchase Common Shares of the Corporation pursuant to the Warrants may only be exercised by the Holder on or after the Issue Date and at or before the Expiry Time by:

     (a) duly completing and executing a subscription substantially in the form attached hereto, in the manner therein indicated; and

     (b) surrendering this Warrant Certificate and the duly completed and executed subscription form to the Corporation at its principal office (which address is currently 2550 Argentia Road, Suite 205, Mississauga, Ontario, L5N 5R1) [OR TO THE REGISTERED TRANSFER AGENT FOR THE WARRANTS], together with payment of the purchase price for the Common Shares subscribed for in the form of cash or a certified cheque payable to the Corporation or other manner acceptable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.

5. Upon such delivery and payment as aforesaid, the Corporation shall cause to be issued to the Holder the number of Common Shares to be issued and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such Common Shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in such subscription form within five (5) business days of such delivery and payment as herein provided or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the transfer agent of the Corporation.

6. The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him, her or it to any right or interest in respect thereof except as herein expressly provided.

7. The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to section 8 hereof and shall use its reasonable best efforts to: (i) maintain its status as a reporting issuer in the Province of Ontario and Alberta; and (ii) preserve and maintain its corporate existence. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

8. If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall:

     (i) issue Common Shares or securities exchangeable for or convertible into Common Shares without the receipt of any consideration therefor to all or substantially all of the holders of the Common Shares by way of stock dividend or other distribution;

     (ii) subdivide its outstanding Common Shares into a greater number of Common Shares;

     (iii) consolidate its outstanding Common Shares into a lesser number of Common Shares;

     (iv) issue rights, options or warrants to all or substantially all of the holders of Common Shares under which such holders are entitled to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares;

     (v) reclassify its Common Shares at any time outstanding or change the Common Shares into other shares or other securities; or

     (vi) consolidate, amalgamate, arrange or merge the Corporation with or into any other corporation or other entity,

     which event in the opinion of the directors of the Corporation would materially affect the rights of Holders (such an event herein called a "Common Share Reorganization"), then, subject to regulatory approval, the Exercise Price and/or the number or kind of Common Shares or securities purchasable upon exercise shall be adjusted in such manner, if any, and at such time, by action by the directors, in their sole discretion as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares shall be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances. In the event that any questions arise with respect to the adjustments provided herein, subject to regulatory approval, such questions shall be conclusively determined by the auditors of the Corporation. Such auditors shall have access to all necessary records of the Corporation and such determination by the auditors shall be binding on the Corporation and the Holder.

9. The Corporation shall, promptly after such adjustment is determinable, give notice to Holders specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment.

10. The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of section 8 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) days after the date of the re-opening of said share transfer books. Provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to section 8 hereof as a result of the completion of the event in respect of which the transfer books were closed.

11. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any past, present or future shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the past, present or future shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such past, present or future shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

12. The Holder may subscribe for and purchase any lesser whole number of Common Shares than the number of shares expressed in the Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive at no cost to the Holder a new Warrant Certificate in respect of the balance of the Warrants not then exercised. Such new Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to section 5.

13. The Corporation shall not be required to issue fractional Common Shares in satisfaction of its obligations hereunder nor make any payment to a Holder in lieu of delivering any fractional Common Shares.

14. If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder.

15. The Corporation shall cause to be kept (a) a register of holders in which shall be entered the names and addresses of the holders of the Warrants and of the number of Warrants held by them and (b) a register of transfers in which shall be entered the date and other particulars of each transfer of Warrants.

16. The transferee of a Warrant Certificate shall, after the transfer form attached to the Warrant Certificate or any other form of transfer acceptable to the Corporation, acting reasonably, is duly completed and the Warrant Certificate is lodged with the Corporation and upon compliance with all other conditions in that regard required by this Warrant or by law, be entitled to have his name entered on the register of holders as the owner of the Warrants represented thereby free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Warrant, save in respect of equities of which the Corporation or the transferee is required to take notice by statute or by order of a court of competent jurisdiction. No transfer shall be entered in the register for a period of 40 days from the Issue Date.

17. The registers hereinbefore referred to shall be open at all reasonable times for inspection by any Holder or any other person so entitled at law.

18. (a) Warrant Certificates may, upon compliance with the reasonable requirements of the Corporation, be exchanged for Warrant Certificates in any other denomination representing in the aggregate the same number of Warrants. The Corporation shall sign, in accordance with section 2 hereof, all Warrant Certificates necessary to carry out the exchanges contemplated herein.

     (b) Warrant Certificates may be exchanged only at the principal office of the Corporation [OR OF THE REGISTERED TRANSFER AGENT FOR THE WARRANTS]. Any Warrant Certificates tendered for exchange shall be surrendered to the Corporation and cancelled.

     (c) Except as otherwise herein provided, the Corporation may charge Holders requesting an exchange a reasonable sum for each new Warrant Certificate issued; and payment of such charges and reimbursement of the Corporation for any and all stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange as a condition precedent to such exchange.

19. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes. In addition, the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

20. Holders shall have the power from time to time by an extraordinary resolution (as hereinafter defined):

     (a) to agree to any modification, abrogation, alteration or compromise of the rights of Holders against the Corporation, whether such rights arise under this Warrant Certificate, or otherwise, which shall be agreed to by the Corporation;

     (b) to amend, alter or appeal any extraordinary resolution previously passed or sanctioned by Holders;

     (c) to assent to any modification of or change in or omission from the provisions contained herein or in any instrument ancillary or supplemental hereto which shall be agreed to by the Corporation;

     (d) to restrain any Holder from taking or instituting any suit or proceedings against the Corporation for the enforcement of any of the covenants on the part of the Corporation conferred upon the Holders by the terms of the Warrants; and/or

     (e) to direct any Holder who, as such, has brought any suit, action or proceeding, to stay or to discontinue or otherwise to deal with the same upon such terms as Holders may determine.

     Any such extraordinary resolution as aforesaid shall be binding upon all the Holders of Warrants whether or not assenting in writing or otherwise to any such extraordinary resolution, and each Holder of any of the Warrants shall be bound to give effect thereto accordingly. Such extraordinary resolution shall, where applicable, be binding on the Corporation which shall give effect thereto accordingly.

     The Corporation shall forthwith upon receipt of an extraordinary resolution provide notice to all Holders of the date and text of such resolution. The Holders of Warrants assenting to an extraordinary resolution agree to provide the Corporation forthwith with a copy of any extraordinary resolution passed.

     Any one or more of the powers or any combination of the powers in this Warrant Certificate stated to be exercisable by the Holders of Warrants by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Holders of Warrants to exercise such power or powers or combination of powers then or thereafter from time to time.

     The term "extraordinary resolution" when used herein shall mean a resolution assented to in writing, in one or more counterparts, by the Holders of Warrants entitled to purchase not less than sixty-six and two-thirds per cent (66 2/3%) of the aggregate number of Common Shares which can be purchased pursuant to all of the Warrants which are, at the applicable time, outstanding.

21. From time to time the Corporation (when authorized by action by the directors) may, subject to the provisions hereof, execute and deliver by its proper officers, certificates, or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

     (a) setting forth any adjustments resulting from the application of a Common Share Reorganization in accordance with the provisions of section 8;

     (b) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable in the premises;

     (c)  giving effect to any extraordinary resolution passed as provided in section 20;

     (d) making such provisions not inconsistent with this Warrant Certificate, and which are not detrimental to the Holder, as may be necessary or desirable with respect to matters or questions arising hereunder;

     (e) adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof and which is not detrimental to the Holder;

     (f) modifying any of the provisions of this Warrant Certificate, by providing for the creation and the authority to issue additional Warrants, or relieving the Corporation from any of the obligations, conditions or restrictions herein contained; and

     (g) for any other purpose not inconsistent with the terms of this Warrant Certificate, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein.

22. All notices to be sent hereunder shall be deemed to be validly given to the Holders if delivered or if sent by mail, postage prepaid by letter addressed to such Holders at their respective addresses appearing in the register of Warrant holders caused to be maintained by the Corporation pursuant to section 15 hereof, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the third business day next following the posting thereof.

23. (a) The Corporation may not enter into any transaction whereby all or substantially all of its undertaking, property and assets become the property of any other corporation (herein called a "Successor Corporation") whether by way of re-organization, restructuring, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor Corporation shall have executed such instruments and done such things, as, in the opinion of counsel to the Holder, acting reasonably, are necessary or advisable to establish that upon the consummation of such transaction:

          (i) the Successor Corporation will have assumed all of the covenants and obligations of the Corporation under this Warrant; and

          (ii) the Warrant will be a valid and binding obligation of the Successor Corporation entitling the Holder, as against the Successor Corporation, to all of the rights of the Holder under this Warrant.

     (b) Whenever the conditions of the foregoing subsection shall have been duly observed and performed, the Successor Corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the directors or officers of the Successor Corporation.

24. This Warrant shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable herein.

     IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

     DATED as of the_______ day of _____________________, 1999.


                                       MED-EMERG INTERNATIONAL INC.

                                       Per: _______________________________
                                            Carl Pahapill
                                            President

                                SUBSCRIPTION FORM

TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

The undersigned hereby subscribes for _________________ Common Shares of Med-Emerg International Inc. according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such warrant entitles the undersigned to acquire under the terms and conditions set forth in the annexed Warrant Certificate).

     Address for Delivery of Shares: _________________________________________

                                     _________________________________________

                                     _________________________________________

                                     Attention: ______________________________


          Exercise Price
          Tendered (US$3.40 per share or
          as adjusted)                          $____________________


     Dated at ____________, this ______ day of _____________, _____________.


                 Witness:            )     ________________________________
                                     )     Holder's Name
                                     )
                                     )     ________________________________
                                     )     Authorized Signature
                                     )
                                     )     ________________________________
                                           Title (if applicable)


Signature guaranteed:


THE SIGNATURE MUST BE GUARANTEED BY A CANADIAN CHARTERED BANK OR A MEMBER OF A RECOGNIZED STOCK EXCHANGE OR OTHER ENTITY ACCEPTABLE TO MED-EMERG INTERNATIONAL INC.

                                 ASSIGNMENT FORM

TO BE COMPLETED IF WARRANTS ARE TO BE ASSIGNED:

TO:  MED-EMERG INTERNATIONAL INC.
     2550 Argentia Road
     Suite 205
     Mississauga, Ontario
     L5N 5R1


FOR VALUE RECEIVED, ___________________ WARRANTS represented by this Warrant Certificate are hereby transferred to ____________________________ residing at ______________________________________.

You are hereby instructed to take the necessary steps to effect this transfer.

     Dated at ____________, this ______ day of _____________, _____________.


                 Witness:            )     ________________________________
                                     )     Holder's Name
                                     )
                                     )     ________________________________
                                     )     Authorized Signature
                                     )
                                     )     ________________________________
                                           Title (if applicable)


Signature guaranteed:


THE SIGNATURE MUST BE GUARANTEED BY A CANADIAN CHARTERED BANK OR A MEMBER OF A RECOGNIZED STOCK EXCHANGE OR OTHER ENTITY ACCEPTABLE TO MED-EMERG INTERNATIONAL INC.

                                    EXHIBIT D

                            FORM OF WORKING AGREEMENT